EXHIBIT 10.9

STANDBY EQUITY PURCHASE AGREEMENT

Standby Equity Purchase Agreement (this "Agreement"), dated as of August 24, 2010, by and among ProGreen Properties, Inc., a Delaware corporation (the “Company”), and LeadDog Capital, LP (the “Investor”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $2,500,000 (the “Commitment Amount”) to purchase the Company’s common stock, $.0001 par value per share (the "Common Stock”); and

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder.

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.           Definitions.  As used in this Agreement, the following terms shall have the following meanings specified or indicated, and such meanings shall be equally applicable to the singular and plural forms of the defined terms.

“1933 ACT” shall mean the Securities Act of 1933, as it may be amended.

“1934 ACT” shall mean the Securities Exchange Act of 1934, as it may be amended.

“AFFILIATE” shall have the meaning specified in Section 5(e).

“AGREEMENT” shall mean this Standby Equity Purchase Agreement.

“BUY-IN” shall have the meaning specified in Section 6.

“BUY-IN ADJUSTMENT AMOUNT” shall have the meaning specified in Section 6.

“CLOSING” shall have the meaning specified in Section 2(h).

“CLOSING DATE” shall mean, as defined in Section 2(h) and subject to the conditions set forth in Section 2(h), each date which is eleven (11) Trading Days following the Put Notice Date.

“COMMITMENT AMOUNT” shall mean $2,500,000.

“COMMON STOCK” shall mean the Common Stock, par value $.0001 per share, of the Company.

“COMPANY INDEMNITEES” shall have the meaning specified in Section 10(b).

“CONTROL” or “CONTROLS” shall have the meaning specified in Section 5(e).

“COVERING SHARES” shall have the meaning specified in Section 6.

“EDGAR” shall mean the Electronic Date Gathering Analysis and Retrieved system.

 “EFFECTIVE DATE” shall mean the date the SEC declares effective the Registration Statement covering the transactions described in the Agreement.

 “EXECUTION DATE” shall mean the date this Agreement is executed by the Company and Investor.

 “INVESTOR INDEMNITEES” shall have the meaning specified in Section 10(a).

“INDEMNIFIED LIABILITIES” shall have the meaning specified in Section 10(a).

“INEFFECTIVE PERIOD” shall mean any period of time that the Registration Statement becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities for any reason (or in the event the prospectus is not current and deliverable) during any time period.

“INVESTOR” shall mean the undersigned investor.

“MAJOR TRANSACTION” shall have the meaning specified in Section 2(g).

“MARKET PRICE” shall mean the lowest daily VWAP of the Common Stock on the Principal Market during the Pricing Period.

“MATERIAL ADVERSE EFFECT” shall have the meaning specified in Section 4(a).

 “MAXIMUM COMMON STOCK ISSUANCE” shall have the meaning specified in Section 2(i).

“MINIMUM ACCEPTABLE PRICE” shall mean the share price chosen by the Company in its sole and absolute discretion and set forth in the Put Notice.

 “OPEN PERIOD” shall mean the period beginning on and including the first Trading Day immediately following the Effective Date and ending on the earlier of (i) the date which is one day and twenty-four (24) months from the Effective Date and (ii) termination of the Agreement in accordance with Section 9.

“PAYMENT AMOUNT” shall have the meaning specified in Section 2(l).

“PERSON” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PRICING PERIOD” shall mean the ten (10) consecutive Trading Days after the Put Notice Date.

“PRINCIPAL MARKET” shall have the meaning specified in Section 2(f).

“PROSPECTUS” shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

“PURCHASE AMOUNT” shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Shares.

"PURCHASE PRICE" shall mean 92% of Market Price during the Pricing Period.

“PUT AMOUNT” shall mean, up to a maximum of $200,000.

“PUT NOTICE” shall mean a written notice sent to the Investor by the Company stating the Put Amount pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

“PUT NOTICE DATE” shall mean the Trading Day immediately following the day on which the Investor receives a Put Notice, however a Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time (receipt being deemed to occur if the Company possess a facsimile confirmation showing completed transmission by such time), or (y) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day (receipt being documented as described in (x) above).  No Put Notice may be deemed delivered on a day that is not a full Trading Day.

“REGISTRABLE SECURITIES” shall mean the Shares being registered in the Registration Statement, which shall comprise a maximum of 10,000,000 shares of Common Stock.

“REGISTRATION STATEMENT” means the registration statement of the Company filed under the 1933 Act covering the Shares to be registered in this transaction.

“RELATED PARTY” shall have the meaning specified in Section 5(e).

“REPURCHASE EVENT” shall have the meaning specified in Section 2(l).

“RESOLUTIONS” shall have the meaning specified in Section 8(d).

“SEC” shall mean the Securities & Exchange Commission.

“SEC DOCUMENTS” shall have the meaning specified in Section 4(f).

“SECURITIES” or “SHARES” shall mean the shares of Common Stock issued pursuant to the terms of the Agreement.

“SOLD SHARES” shall have the meaning specified in Section 6.

“SUBSIDIARIES” shall have the meaning specified in Section 4(a).

“TRADING DAY” shall mean any day on which the Principal Market for the Company’s common stock is open for trading.

“VALUATION EVENT” shall have the meaning specified in Section 2(j).

“VOLUME WEIGHTED AVERAGE PRICE” or “VWAP” shall be as reported by Bloomberg Financial Markets (“Bloomberg”), or if not available through Bloomberg because of delisting, then the average of the bid prices of any market makers for the Company’s Common Stock as reported by the National Quotation Bureau, Inc.

2.           Purchase And Sale Of Common Stock

a.           Purchase and Sale of Common Stock.  Upon the terms and conditions  set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of shares of common stock having an aggregate Purchase Price of  $2,500,000.

b.           Delivery of Put Notices.      Subject to the terms and conditions of this Agreement the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the number of Shares which the Company intends to sell to the Investor during the Pricing Period.   A copy of the form of Put Notice is attached hereto and made a part hereof as Exhibit A. The Put Amount may be a maximum of up to $200,000. Once the Put Notice is received by the Investor, the Put Notice shall not be terminated, withdrawn or otherwise revoked by the Company except as set forth in this Agreement.  During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous closing has been completed. The Purchase Price shall be equal to 92% of the Market Price. The Market Price shall be equal to the lowest daily VWAP of the Common Stock during the Pricing Period.

The Investor agrees not to sell any shares below the Minimum Acceptable Price on any Trading Day of the applicable Pricing Period.  In the event that the Purchase Price is less than the Minimum Acceptable Price for any Trading Day during a Pricing Period, then in such event the VWAP on that Trading Day shall not be counted toward the Purchase Price calculation and the trading volume on that Trading Day shall not be counted toward Investor’s purchase obligation as set forth in Section 2 (d).

c.           Interest.   The parties agree that any interest payable under this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limits, then: (i) any such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (ii) any sums already collected (if any) from the Company which exceed the permitted limits will be refunded to the Company.

d.           Investor’s Obligation to Purchase Shares.  Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Pricing Period that number of Shares having an aggregate Purchase Price equal to the lesser of (i) the Put Amount set forth in the Put Notice, and (ii) 10% of the aggregate trading volume during the applicable Pricing Period (but excluding block trades of 10,000 shares or more) multiplied by the Purchase Price, but only if said Shares are freely tradable, are not subject to stop transfer instructions and are delivered to the Investor per its written instructions, pursuant to Section 2(h).

e.           Limitation on Investor's Obligation to Purchase Shares.  Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and the Company shall in no event sell to the Investor, that number of Shares, which when added to the sum of the number of Shares beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the “1934 Act”)), by the Investor, would exceed 4.99% of the number of Shares outstanding on the Put Notice Date for such Pricing Period, as determined in accordance with Rule 13d-1(j) under the 1934 Act. Each Put Notice shall include a representation of the Company as to the number of Shares of Common Stock outstanding on the related Put Notice Date as determined in accordance with Section 13(d) of the 1934 Act. In the event that the number of Shares of Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any date during a Pricing Period than on the Put Notice Date associated with such Pricing Period, then the number of Shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor would be acquiring beneficial ownership of more than 4.99% of the number of Shares of Common Stock outstanding during such period.

f.           Common Stock Listing Requirement.  At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. or designated on the Nasdaq National Market, The Nasdaq SmallCap Market, or the National Association of Securities Dealer’s, Inc. OTC electronic bulletin board (the "Principal Market") and shall not have been suspended from trading thereon for a period of five (5) consecutive Trading Days during the Open Period; and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock.

  g.  For purposes of this Agreement, a "Major Transaction" shall be deemed to have occurred at the closing of any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another entity (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company) (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 30% of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

h.           Mechanics of Purchase of Shares by Investor.  Subject to the satisfaction of the conditions set forth in Sections 2(f), 7 and 8, each closing of the purchase by the Investor of Shares (each a "Closing") shall occur on the date which is eleven (11) Trading Days following the Put Notice Date (each a "Closing Date").  On or prior to each Closing Date, (i) the Company shall cause the Transfer Agent to electronically transmit the shares of Common Stock by crediting the account of Investors’ broker with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Investor of such delivery and (ii) the Investor shall deliver to the Company the Purchase Price to be paid for such Shares (after receipt of confirmation of delivery of such Shares), determined as aforesaid, by wire transfer.

i.           Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, including the shares of Common Stock issuable to the Investors pursuant to Section 11(b), shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, (the "Maximum Common Stock Issuance"), unless the issuance of Shares, including any Common Stock to be issued pursuant to Section 11(b), in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Shares hereunder or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2(i).

j. "Valuation Event" shall mean an event in which the Company at any time during a “Pricing Period” takes any of the following actions:

(i)        subdivides or combines its Common Stock;
(ii)       pays a dividend in Common Stock or makes any other purchase of its Common Stock, except for dividends paid with respect to the Preferred Stock;
(iii)      issues any options or other rights to subscribe for or purchase Common Stock and the price per share for which Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the VWAP for each of the five (5) Trading Days immediately prior to such issuance;
(iv)      issues any securities convertible into or exchangeable for Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the VWAP for each of the five (5) Trading Days immediately prior to such issuance; or

(v)       issues shares of Common Stock otherwise than as provided in the foregoing subsections (i) through (iv), at a price per share less, or for other consideration lower, than the VWAP for each of the five (5) Trading Days immediately prior to such issuance, or without consideration.

k.           The Company agrees that it shall not take any action that would result in a Valuation Event occurring during a Pricing Period.

l.             Delisting; Suspension.        If at any time during the Open Period or within thirty (30) calendar days after the end of the Open Period, (i) the Registration Statement, after it has been declared effective, shall not remain effective and available for sale of all the Registrable Securities, (ii) the Common Stock shall not be listed on the Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one trading day resulting from business announcements by the Company) or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock, (iii) there shall have occurred a Major Transaction (as defined in Section 2(g)) or the public announcement of a pending Major Transaction which has not been abandoned or terminated, or (iv) the Registration Statement is no longer effective or stale for a period of more than five (5) Trading Days as a result of the Company to timely file its financials, then in such event, the Company shall repurchase within thirty (30) calendar days (the “Repurchase Date”) of the occurrence of one of the events listed in clauses (i), (ii), (iii) or (iv) above (each a “Repurchase Event”) and subject to the limitations imposed by applicable federal and state law, all or any part of the Shares issued to the Investor within the five (5) Trading Days preceding the occurrence of the Repurchase Event and then held by the Investor at a price per Share equal to the highest Volume Weighted Average Price during the Repurchase Date (the "Payment Amount"). If the Company fails to pay to the Investor the full aggregate Payment Amount by the Repurchase Date, the Company shall pay to the Investor, on the first Trading Day following the Repurchase Date, in addition to and not in lieu of the Payment Amount payable by the Company to the Investor, interest in an amount equal to 12% per annum on the Payment Amount then due and payable to the Investor, in cash by wire transfer, beginning on the Repayment Date and continuing for such period during which such Payment Amount, or any portion thereof, is outstanding.

3.           Investor’s Representations and Warranties.

The Investor represents and warrants to the Company that:

a.           Sophisticated Investor.        The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities.

b.           Authorization; Enforcement.        This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

c.           Section 9 of the 1934 Act.    During the Open Period, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock.

d.           Accredited Investor.     Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.

e.           No Conflicts.      The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws of the Investor or (ii) conflict with, or constitute a material default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor.

f.           No Fiduciary Relationship.      Nothing contained in this Agreement creates or establishes a fiduciary relationship on the part of the Investor or its principals with the Company. Nothing contained in this Agreement or any agreements or documents establishes a duty on the part of the Investor or its principals not to trade on or otherwise use any information disclosed to the Investor by the Company.

g.           Trading Activities.    The Investor’s trading activities with respect to the Company’s Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company’s Common Stock is listed or traded. Neither the Investor nor its affiliates has an open short position in the Common Stock of the Company, the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock during the term of this Agreement and for a period of ten (10) Trading Days following the termination of this Agreement.

h.     Investment Purpose. The Securities are being purchased by the Investor for its own account, and for investment purposes.  The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws.  No other person has or will have a direct or indirect beneficial interest in the Securities.  The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s Securities unless the Securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

4.	Representations And Warranties Of The Company.

Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Investor that:

a.           Organization and Qualification.          The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have not taken any action or omitted to take any action and agree that they shall not take any action or omit to take any action during the Open Period that would have a Material Adverse Effect on the Company or the trading price of its Common Stock. As used in this Agreement, “Material Adverse Effect” means any condition, circumstance, situation or effect on the business, properties, assets, operations, results of operations or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, if any, which taken as a whole, would prohibit or otherwise interfere with the authority or ability of the Company to enter into and perform any of its obligations under this Agreement.

b.           Authorization; Enforcement; Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, in connection with the transactions contemplated by this Agreement  and to issue the Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Shares pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) this Agreement has been duly and validly executed and delivered by the Company, and (iv) this Agreement constitutes the valid and binding obligations of the Company.

c.           Capitalization.      As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, of which as of the date hereof, 102,122,528 shares are issued and outstanding, -0- shares of Preferred Stock are issued and outstanding and approximately -0- shares of Common Stock are issuable upon the exercise of options, warrants and conversion rights.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in this Section and the SEC Documents, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements with a Person, other than the Investor under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act, (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the Company's capital stock. Prior to the signing of this Agreement by the Investor, the Company shall furnish to the Investor true and correct copies of any outstanding securities convertible into or exercisable for Common Stock.

d.           Issuance of Shares.   A sufficient number of Shares issuable pursuant to this Agreement has been duly authorized and reserved for issuance.  Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register the full number of Shares the parties anticipated would be registered, the Company will use its best efforts to register the maximum number of shares allowable.

e.           No Conflicts.       The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.
Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or its By-laws or any contract, agreement, indebtedness, instrument, judgment, decree, order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except as set forth in the SEC Documents or possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. Except as disclosed in the SEC Documents, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

f.           SEC Documents; Financial Statements.         The Company is not delinquent in its filing of any reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(c) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

g.           Absence of Certain Changes.         Except as disclosed in the SEC Documents, there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or reasonably could have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

h.           Absence of Litigation.  Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

i.            Acknowledgment Regarding Investor's Purchase of Shares.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

j.            No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or to its knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

k.            Internal Accounting Controls.  The Company and each of its Subsidiaries agrees to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

l.            Tax Status.  The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

m.          Certain Transactions.  Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

n.           Dilutive Effect.  The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period.  The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect.  The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company.

o.           Lock-up.  The Company agrees to use its best efforts to have its officers, directors and affiliates refrain from selling Common Stock during each Pricing Period.

p.           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.

q.           Pre-Closing Opinion of Counsel.  At Company’s sole cost and expense, Investor shall receive an opinion letter from counsel to the Company on or before the Execution Date which evidences the Company’s ability and authority to enter into this Agreement with the Investor, which “Pre-Closing Opinion Letter” letter shall be attached hereto and made a part hereof as Exhibit B.

r.           Post-Closing Opinion of Counsel.  The Company will obtain for the Investor, at the Company’s sole cost and expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction after the Effective Date.

5.           Covenants Of The Company

a.           Best Efforts.  The Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

b.           Blue Sky.  The Company shall, at its sole cost and expense, before the first Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor pursuant to this Agreement under applicable securities or "Blue Sky" laws as may be applicable, and shall provide evidence of any such action so taken to the Investor on or prior to the first Closing Date.

c.           Reporting Status; Registration Statement.  During the Open Period, the Company shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act and maintain the effectiveness of the Registration Statement.

d.           Use of Proceeds.  The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees associated with this transaction) for general corporate and working capital purposes.

e.           Transactions With Affiliates.  Except as set forth in this Section, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a “Related Party”), except for (i) customary employment arrangements and benefit programs on reasonable terms; (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party; (iii) transactions disclosed in the Company Reports; and (iv) transactions in connection with financing transactions of which the Company is the recipient of the financing. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or "Controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

f.            Filing of Form 8-K.  On or before the date which is three (3) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by this Agreement in the form required by the 1934 Act, if such filing is required.

g.    Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall promptly notify Investor upon the occurrence of any of the following events (“Registration Events”) in respect of a Registration Statement or related prospectus in respect of an offering of the Shares: (i) receipt of any comments or a request for additional information by the SEC or any other federal or state governmental authority either prior to or  during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events; provided, that, the filing by the Company of a supplement to the Prospectus under Rule 424(b)(3) shall not be deemed a Registration Event for purposes of this paragraph (g).

h.    Registration Statement.  The Company is aware and acknowledges that it may not be able to issue Put Notices under this Agreement if it can not obtain an effective Registration Statement or if any issuances of Common Stock pursuant to any Put Notices would violate any rules of the Principal Market.  The Company further is aware and acknowledges that any fees paid or shares issued pursuant to this Agreement shall be earned on the date hereof and not refundable or returnable under any circumstances.

i.     Reimbursement. If (i) Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions as to Investor to any Affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Investor and any such Affiliate and any such person.

j.     Transfer Agent Instructions.  Upon effectiveness of the Registration Statement the Company shall deliver instructions to its transfer agent to issue shares of Common Stock to the Investor free of restrictive legends on or before each Closing Date pursuant to the blanket legal opinion to be delivered to the Company’s transfer agent.

k.     Non-disclosure of Non-public Information.

(a)  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Company identifies such information as being material non-public information and provides one of the principals of the Investor with the opportunity to accept or refuse to accept such material non-public information for review.  The Company acknowledges that only the Investor’s signatory to this Agreement shall have the authority to accept the receipt of material non-public information from the Company.  The Company acknowledges that any information provided to the Investor without first being accepted by the designated signatory will be deemed not to be material non-public information and the Investor shall be under no duty to maintain the confidentiality of such information.  The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(b)  Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives. The Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will immediately notify Investor’s designated signatory of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading.

(c)  Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date. Nothing contained herein creates or establishes a fiduciary relationship on the part of the Investor or its principals with the Company. The Company agrees that it shall not disclose to the Investor, its principals or Affiliates any confidential non-public information for any reason. Nothing contained herein establishes a duty on the part of the Investor or its principals not to trade on or otherwise use any information disclosed to the Investor by the Company.

6.            Cover.  If, the number of Shares represented by any Put Notices become restricted or are no longer freely trading for any reason, and after the applicable Closing Date, the Investor purchases, in an open market transaction or otherwise, the Company’s Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the “Sold Shares”), which delivery such Investor anticipated to make using the Shares represented by the Put Notice  (a “Buy-In”), the Company shall pay to the Investor the Buy-In Adjustment Amount.  The “Buy-In Adjustment Amount” is the amount equal to the excess, if any, of (a) the Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares over (b) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the  Sold Shares.  The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately available funds immediately upon demand by the Investor.  By way of illustration and not in limitation of the foregoing, if the Investor purchases Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to the Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Investor will be $1,000.

7.	Conditions of the Company's Obligation to Sell Investor the Shares.

The obligation hereunder of the Company to issue and sell the Shares to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

a.           The Investor shall have executed this Agreement and delivered the same to the Company.

b.           The Investor shall have delivered to the Company the Purchase Price for the Shares being purchased by the Investor at the Closing (after receipt of confirmation of delivery of such freely tradable Shares) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c.           The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

d.           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

e.	No Valuation Event shall have occurred since the applicable Pricing Period.

8.	Conditions of the Investor's Obligation to Purchase the Shares.

The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.  Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and require the Investor to purchase any Shares at a Closing (as defined in Section 2(h)) unless each of the following conditions are satisfied:

j.            the Company shall have complied with its obligations and is otherwise not in breach of a material provision, or in default under, this Agreement;

k.           no injunction shall have been issued, or action commenced by a governmental authority, prohibiting the purchase or the issuance of the Common Stock;

l.            The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date;

m.          The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 4(g), (h) and (j) events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company prior to the applicable Put Notice Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or before such Closing Date.  The Investor may request an update as of such Closing Date regarding the representation contained in Section 4(c) above;

n.           The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(b)(ii) above and in a form reasonably acceptable to the Investor (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to such Closing Date and the Investor shall have been provided with a copy of those Resolutions which shall be attached hereto as Exhibit C;

o.           The Company shall have executed electronic book-entry transfer of, the Shares (in such denominations as such Investor shall request) being purchased by the Investor at such Closing and all previous Put Notices shall have settled;

p.           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

q.           The Registration Statement covering the Shares issued as a commitment fee and the Shares being sold to the Investor pursuant to a Draw Down Notice shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration Statement shall be in effect or shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist;

r.           At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus;

s.           There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company;

t.            If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2(i); and

u.           The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request upon reasonable advance notice.

If any of the events described in clauses (a) through (l) above occurs during a Pricing Period or at any time on or before the delivery of the freely trading Common Stock to the Investor covered by that Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice and if such an event occurs after the delivery of the freely trading Common Stock and before the Investor has sold such Common Stock then the Company shall be required to repurchase that number of shares still held by the Investor at the same price paid by the Investor for such purchase.

9.           Termination.  This Section shall govern termination of the Agreement between the parties.

(a)	This Agreement shall terminate upon any of the following events:

(i)  the earlier of the date upon which the Investor has purchased pursuant to this Agreement all the Registrable Securities to be registered pursuant to the Registration Statement or the Commitment Amount; provided that the Company’s representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations;

(ii)  the day following the last day of the Open Period;

(iii)  if the Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing; or

(iv)  if the Company shall issue or sell any equity securities or securities convertible into, or exchangeable for, equity securities or enter into any other equity financing facility during the Open Period, other than in compliance with Section 4(v).

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

10.  Indemnification.

(a)  In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees; provided, that, with regard to indemnification for untrue statements or omissions from the Prospectus, such indemnification shall be only to the extent that such untrue statements or omissions arise out of or are based upon information regarding one or more of the Investor Indemnitees furnished in writing to the Company by the Investor or its counsel expressly for use in the Prospectus, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to an Investor Indemnitee, or such Investor Indemnitee’s proposed method of distribution of Registrable Securities, was reviewed and expressly approved in writing by such Investor Indemnitee or its counsel expressly for use in the Prospectus or in any amendment or supplement thereto; and provided further, that, with respect to any statement or omission made in any such Prospectus, or amendment or supplement thereto, the indemnity agreement contained in this paragraph shall not inure to the benefit of any such Investor Indemnitee to the extent that any such Losses of such Investor indemnitee result from the fact that a copy of the final prospectus was not sent or given to the purchaser of Registrable Securities at or prior to the written confirmation of the sale of such Registrable Securities as required by the 1933 Act; and provided further, that with respect to any statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Investor Indemnitee to the extent that (x) any such Losses result from the fact that a copy of the final prospectus was not sent or given at or prior to the written confirmation of the sale of such Registrable Securities to the purchaser of Registrable Securities as required by the 1933 Act,.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)  In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (ii) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement,  the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, (iii) any cause of action, suit or claim brought or made against such Company Indemnitee based on  misrepresentations or due to a  breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees; or (iv) untrue statements or omissions that arise out of or are based upon information regarding one or more of the Investor Indemnitees furnished in writing to the Company by the Investor or its counsel expressly for use in the Prospectus, or any amendment or supplement thereto, which information was reasonably relied on by the Company for use therein.  To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c)          The obligations of the parties to indemnify or make contribution under this Section 10 shall survive termination of this Agreement.

11.	Governing Law; Miscellaneous.

a.           Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. The Company and Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Agreement. The parties agree that in the event of any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, the prevailing party in a final judgment after the appeal period has passed shall be awarded, in addition to any damages, injunctions or other relief, such party’s costs and expenses, including but not limited to all related costs and reasonable attorneys’, accountants’ and experts’ fees incurred in bringing such action, litigation or proceeding and/or enforcing any judgment or order granted therein.

b.	Commitment Fees; Structuring Fees; Legal Fees; and Registration Statement Fees

(i)    As an inducement to LeadDog Capital, L.P. to enter into this Agreement, the Company has agreed to issue to LeadDog Capital, L.P. as a commitment fee 300,000 shares of Common Stock.  The Common Stock shall be registered in the current offering and issued to LeadDog Capital, L.P. in certificate form no later than five (5) Trading Days after the Execution Date.

(ii)   The Company has also agreed to issue to LeadDog Capital Markets, LLC as a structuring and due diligence fee 100,000 shares of Common Stock.  The Common Stock shall be registered in the current offering and issued to LeadDog Capital Markets, LLC in certificate form no later than five (5) Trading Days after the Execution Date.

(iv)  The Company and LeadDog Capital Markets, LLC shall each be responsible for their own legal fees regarding the preparation and changes to this Agreement.

(v)   The Company shall, at its sole cost and expense, use its reasonable best efforts to have the Registration Statement filed within sixty (60) calendar days following the Execution Date.

c.           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

d.           Headings; Singular/Plural. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

e.           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

f.           Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

g.           Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation is electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

380 North Old Woodward Avenue
Suite 226
Birmingham, MI  48009

Attention:    Jan Telander
Telephone:  248-530-0770
Facsimile:

If to the Investor:

At the address listed in the Questionnaire.

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

h.	No Assignment. This Agreement shall not be assigned by either party.

i.            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

j.            Survival. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 10, shall survive each of the Closings. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

k.           Publicity.  The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement may be deemed to be a "material contract" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities 1933 Act or the 1934 Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

l.            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

m.          Other Fees. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees that may be due in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including reasonable attorney’s fees) and expenses incurred in respect of any such claim.

n.           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

o.           List of Exhibits.

Exhibit A	Put Notice (page 4 and attached as page 30).
Exhibit B	Pre-closing Opinion Letter (page 13)
Exhibit C	Board Resolution (page 19)

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PROGREEN PROPERTIES, INC.
QUESTIONNAIRE

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned’s subscription to purchase the Shares described in this Agreement may be accepted.

All Information Contained In This Questionnaire Will Be Treated Confidentially.  The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the 1933 Act, as amended.  Further, the undersigned understands that the offering may be required to be reported to the Securities and Exchange Commission, NASDAQ and to various state securities and “blue sky” regulators.

In Addition To Signing The Signature Page, If Requested By The Company, The Undersigned Must Complete Form W-9.

I.            Please Check Each Of The Statements Below That Applies.

☐	1. The undersigned: (a) has total assets in excess of $5,000,000; (b) was not formed for the specific purpose of acquiring the securities and (c) has its principal place of business in ___________.

☐	2. The undersigned is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000.

☐
3.            The undersigned is a natural person who had an individual income* in excess of $200,000 in each of the two most recent years and who reasonably expects an individual income in excess of $200,000 in the current year.  Such income is solely that of the undersigned and excludes the income of the undersigned’s spouse.

☐
4.            The undersigned is a natural person who, together with his or her spouse, has had a joint income* in excess of $300,000 in each of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year.

*         For purposes of this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In determining “income”, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

5.          The undersigned is:

☐	(a) a bank as defined in Section 3(a)(2) of the 1933 Act; or

☐	(b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; or

☐	(c) a broker or dealer registered pursuant to Section 15 of the 1934 Act; or

☐	(d) an insurance company as defined in Section 2(13) of the 1933 Act; or

☐	(e) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

☐	(f) a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

☐	6. The undersigned is an entity in which all of the equity owners are “accredited investors”, as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.
INVESTOR INFORMATION:

Name of Entity _______________________________________________________

Person’s Name ________________________ Title___________________________

State of Organization __________________________________________________

Principal Business Address _____________________________________________

City, State, Zip Code __________________________________________________

Phone ______________________________ Fax ____________________________

Send Correspondence to:

PROGREEN PROPERTIES, INC.
SIGNATURE PAGE

Your signature on this Signature Page evidences your agreement to be bound by this Agreement, the Questionnaire, and the Registration Rights Agreement.

1.           The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the undersigned will notify ProGreen Properties, Inc. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned’s subscription and will promptly send ProGreen Properties, Inc. written confirmation of such change.

2.           The undersigned signatory hereby certifies that he/she has read and understands this Agreement and Questionnaire, and the representations made by the undersigned in this Agreement and Questionnaire are true and accurate.

LeadDog Capital, LP by its General Partner
LeadDog Capital Markets, LLC

By:	/s/ Joseph B. LaRocco	August 24, 2010
	Name: Joseph B. LaRocco	Date
Title: Managing Member

COMPANY ACCEPTANCE PAGE

This  Agreement accepted and agreed to this 25th day of August, 2010.

PROGREEN PROPERTIES, INC.

By	/s/ Jan Telander
Jan Telander, CEO

EXHIBIT A

PROGREEN PROPERTIES, INC. -  PUT NOTICE NO._________

The undersigned, _______________________ hereby certifies, with respect to the sale of shares of Common Stock of PROGREEN PROPERTIES, INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to the Standby Equity Purchase Agreement (the “Agreement”), as follows:

1.           The undersigned is the duly elected ______________ of the Company.

2.          There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement. The Registration Statement is currently effective and I have no cause, reason or information to believe that the Registration Statement will be declared ineffective during the next thirty (30) calendar days.

3.          The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Put Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Put Date.  All conditions to the delivery of this Put Notice are satisfied as of the date hereof.

4.          The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q or 10-QSB, 10-K or 10-KSB, 8-K, etc.).  All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the “Public Disclosures”), have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.  None of the Company’s Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.           The amount requested is $_____________________.

6.           The Minimum Acceptable Price selected by the Company is $_______________.

The undersigned has executed this Put Notice this ____ day of _________________.

ProGreen Properties, Inc.

By:
Jan Telander, CEO